UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503(b)(1) of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On March 13, 2014 at approximately 11:15 am local time, Hopedale Mining LLC, a wholly owned subsidiary of Rhino Resource Partners LP, received an imminent danger order under Section 107(a) of the Mine Act with respect to methane gas levels in excess of 5.0% in an elevated section at a conveyer belt entry area of its Hopedale mine, located in Hopedale, Ohio, and also in a cavity above a previous roof fall area of the Hopedale mine. Both areas were being ventilated with vent pipe at the time of the imminent danger order.

Personnel at the mine immediately removed power from the area and began corrective actions, which included hanging temporary check curtains and ordering supplies to install permanent ventilation controls for continued ventilation. The corrective actions reduced the methane levels in the affected areas and the conditions in the citation were abated by Hopedale Mining LLC. No employees were injured as a result of the cited violation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner

Dated: March 18, 2014	By:	/s/ Whitney C. Kegley
Name: Whitney C. Kegley
Title: Vice President, Secretary and General Counsel